Exhibit 32.2

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

Pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, the undersigned hereby certifies that, to his knowledge, the annual report on Form 10-KSB (the “Report”) of Intermost Corporation, a Wyoming corporation (the “Company”), for the period ended June 30, 2007:

1.	Fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, as amended; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

This certification is being provided pursuant to 18 U.S.C. 1350 and is not to be deemed a part of this Report, nor is it to be deemed to be “filed” for any purpose whatsoever.

Date:    October 25, 2007

By:           _/s/ Thomas Lee___________________________
Thomas Lee, Chief Financial Officer

A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 has been provided to the Company, and will be retained by the Company, and furnished to the Securities and Exchange Commission upon request.